United Realty Trust Incorporated 10-Q

EXHIBIT 10.15

SECOND AMENDMENT TO

UNITED REALTY TRUST INCORPORATED

2012 STOCK INCENTIVE PLAN

WHEREAS, United Realty Trust Incorporated (the “Company”) maintains the United Realty Trust Incorporated 2012 Stock Incentive Plan (the “Plan”), as amended effective as of June 13, 2013 by the First Amendment to the Plan (the Plan, as so amended, the “Amended Plan”).

WHEREAS, pursuant to Section 13.1 of the Amended Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend the Amended Plan, in whole or in part.

WHEREAS, the Company agreed to make certain amendments to the Amended Plan in response to comments received from a state regulator, which amendments were approved by the Company’s stockholders on June 11, 2014.

NOW, THEREFORE, pursuant to Section 13.1 of the Amended Plan, effective as of June 11, 2014, Section 4.1(a) of the Amended Plan is hereby amended and restated in its entirety to read as follows:

“The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed five percent (5%) of the shares of Common Stock outstanding on a fully diluted basis at any time (in any event subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option, Stock Appreciation Right or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Shares or Other Stock-Based Awards, denominated in shares of Common Stock, granted under the Plan are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Shares or such Other Stock-Based Awards shall again be available for the purposes of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share of Common Stock to the maximum aggregate limit.”

IN WITNESS WHEREOF, the Board has approved the amendment to the Amended Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 15th day of July, 2014.

UNITED REALTY TRUST INCORPORATED

By:	/s/ Jacob Frydman
Name: Jacob Frydman
Title: CEO, Chairman